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                                                                EXHIBIT 99.1

      CONTACT:  Robert Gross
                President and Chief Executive Officer
                (585) 647-6400

                Catherine D'Amico
                Executive Vice President - Finance
                Chief Financial Officer
                (585) 647-6400

                Investor Relations:
                Cara O'Brien/Melissa Myron
                Media Contact:
                Stephanie Sampiere
                Financial Dynamics
                (212) 850-5600

FOR IMMEDIATE RELEASE

         MONRO MUFFLER BRAKE, INC. RECORDS 26% INCREASE IN Q3 NET INCOME
                     ~ COMPARABLE STORE SALES INCREASE 4% ~
                      ~ Q3 DILUTED EPS GAINS 24% TO $0.21 ~


         ROCHESTER, N.Y. - JANUARY 15, 2004 - MONRO MUFFLER BRAKE, INC. (NASDAQ:
MNRO) today announced record sales and net income for the third quarter and nine months ended December 27, 2003.

         During the third quarter, sales totaled $64.5 million compared to $60.7 million last year. Comparable store sales remained strong at a 4.0% increase following a 3.8% comparable store sales increase in the year ago period. The key drivers of the comparable store sales increase included an approximate 10% increase in the brake category, a 2% increase in exhaust sales, a 25% increase in scheduled maintenance, and a 12% increase in commercial sales.

         For the quarter, net income increased 25.6% to $3.0 million compared to $2.4 million in the prior year. Diluted earnings per share were $0.21 versus $0.17, taking into account the three-for-two stock split that became effective October 31, 2003. During the quarter, the Company opened five stores and closed two for a total of 565 at the end of the period.

         Robert G. Gross, President and Chief Executive Officer stated, "We are pleased with our results for the third quarter, which demonstrate the traction we have gained in terms of consumer awareness, trust, and preference in the geographic areas in which we operate. Of particular note,


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our sixth consecutive quarterly comparable store sales increase was driven by strong performance across our business. For example, we continue to build momentum and drive year-over-year increases in our newer businesses, such as scheduled maintenance, via our direct marketing strategy and point-of-sale systems. In addition, we are experiencing steady gains in our core services, such as brakes, which are relatively complex, higher margin transactions. These increases validate that our commitment to driving traffic and providing industry-leading customer service have resulted in consumer willingness to trust Monro with a wide range of services."

         Sales for the nine-month period ended December 2003 were $212.3 million versus $196.6 million last year. Net income for the nine months increased 31.7% to $14.8 million, or $1.02 per diluted share, compared to $11.3 million, or $0.80 per diluted share last year, as adjusted for the three-for-two stock split.

         Mr. Gross continued, "In addition to successfully driving comparable store sales growth, we have remained focused on maintaining our operating discipline and efficient infrastructure. This has created leverage and driven bottom line growth in excess of sales growth. As we continue to expand our store base in both our existing and contiguous markets, we expect to be able to further leverage our infrastructure, utilize our strong cash flow, and benefit from our company-owned business model. With regard to our expansion strategy, we opened five new BJs locations this quarter, for a total of ten as of December
27. We are happy to report that, overall, these locations are exceeding our sales and profitability expectations and we look forward to continuing our relationship with BJs in the year ahead.

         "Looking to the fourth quarter, to date we have seen a continuation of the strong performance we achieved in the third quarter. As such, we reiterate our previously stated fourth quarter guidance for diluted earnings per share in the split-adjusted range of $0.14 to $0.17."

         Monro Muffler Brake operates a chain of stores providing automotive undercar repair and tire services in the United States, operating under the brand names of Monro Muffler Brake and Service, Speedy Auto Service by Monro, Kimmel Tires - Auto Service and Tread Quarters Discount Tires. The Company currently operates 566 stores and has 18 dealer locations in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland,

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Vermont, New Hampshire, New Jersey, North Carolina, South Carolina, Indiana,
Rhode Island, Delaware, Michigan and Maine. Monro's stores provide a full range of services for exhaust systems, brake systems, tires, steering and suspension systems and many vehicle maintenance services.

         The statements contained in this press release that are not historical facts may contain statements of future expectations and other forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed. These factors include, but are not necessarily limited to, product demand, dependence on and competition within the primary markets in which the Company's stores are located, the need for and costs associated with store renovations and other capital expenditures, the effect of economic conditions, the impact of competitive services and pricing, product development, parts supply restraints or difficulties, industry regulation, risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates), continued availability of capital resources and financing, risks relating to integration of acquired businesses and other factors set forth elsewhere herein and in the Company's Securities and Exchange Commission filings, including the report on Form 10-K for the fiscal year ended March 29, 2003.

                               (tables to follow)


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                            MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                           Quarter Ended Fiscal December
                                           -----------------------------
                                               2003             2002           % Change
                                             --------         --------         --------
Sales                                        $ 64,549         $ 60,716            6.3%

Cost of sales, including
     distribution and occupancy costs          39,291           37,787            4.0
                                             --------         --------

Gross profit                                   25,258           22,929           10.2

Operating, selling, general and
     administrative expenses                   19,981           18,418            8.5
                                             --------         --------

Operating income                                5,277            4,511           17.0

Interest expense, net                             515              623          (17.3)

Other income, net                                (123)              (2)
                                             --------         --------

Income before provision for
     income taxes                               4,885            3,890           25.6

Provision for income taxes                      1,854            1,477           25.5
                                             --------         --------

Net income                                   $  3,031         $  2,413           25.6
                                             ========         ========

Diluted earnings per common share            $  0. 21         $   0.17           23.5%
                                             ========         ========

Weighted average number of
     diluted shares outstanding                14,612           14,037

Number of stores open
     (at end of quarter)                          565              550


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                            MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                          Nine Months Ended Fiscal December
                                          ---------------------------------
                                                2003             2002           % Change
                                              --------         --------         --------
                                                                Restated
Sales                                        $ 212,298         $ 196,628            8.0%

Cost of sales, including
     distribution and occupancy costs          123,351           115,192            7.1
                                             ---------         ---------

Gross profit                                    88,947            81,436            9.2

Operating, selling, general and
     administrative expenses                    63,127            61,345            2.9
                                             ---------         ---------

Operating income                                25,820            20,091           28.5

Interest expense, net                            1,997             2,032           (1.7)

Other income, net                                 (123)             (122)
                                             ---------         ---------

Income before provision for
     income taxes                               23,946            18,181           31.7

Provision for income taxes                       9,099             6,907           31.7
                                             ---------         ---------

Net income                                   $  14,847         $  11,274           31.7
                                             =========         =========

Diluted earnings per share                   $    1.02         $    0.80           27.5%
                                             =========         =========

Weighted average number of
     diluted shares outstanding                 14,537            14,081





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                            MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                                   (Unaudited)
                             (Dollars in thousands)


                                                      December 27,      March 29,
                                                          2003            2003
                                                      ------------      ---------
ASSETS

Current assets

   Cash                                                 $     73        $     69

   Inventories                                            52,247          51,256

   Other current assets                                   13,343          12,552
                                                        --------        --------

     Total current assets                                 65,663          63,877

Property, plant and equipment, net                       160,588         132,148

Other noncurrent assets                                   10,864          11,175
                                                        --------        --------

      Total assets                                      $237,115        $207,200
                                                        ========        ========


LIABILITIES AND SHAREHOLDERS' EQUITY

   Current liabilities                                  $ 43,811        $ 41,997

   Long-term debt                                         45,135          36,183

   Other long-term liabilities                             7,067           4,628
                                                        --------        --------

     Total liabilities                                    96,013          82,808

   Total shareholders' equity                            141,102         124,392
                                                        --------        --------

      Total liabilities and shareholders' equity        $237,115        $207,200
                                                        ========        ========


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